May 2014 MSELN-92-C Registration Statement No. 333-189888 Dated May 19, 2014 Filed Pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018
Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities
The Trigger PLUS are senior unsecured obligations of Royal Bank of Canada, do not pay interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document.  At maturity, if the basket percent change is positive, investors will receive the stated principal amount of their investment plus a return reflecting the leveraged upside performance of the basket.  If the basket percent change is zero or is negative, but the final basket level is greater than or equal to the trigger level, investors will receive the stated principal amount. However, if the basket percent change is negative and the final basket level is less than the trigger level, investors will lose 1% of the stated principal amount for every 1% decline in the basket level.  Under these circumstances, the payment at maturity will be less than 90% of the stated principal amount and could be zero. The Trigger PLUS are for investors who seek a return based on a basket of common equity securities and who are willing to risk their principal and forgo current income in exchange for the potential leveraged upside payment and the limited protection against loss but only if the final basket level is greater than or equal to the trigger level.  Investors may lose their entire initial investment in the Trigger PLUS.  The Trigger PLUS are senior notes issued as part of Royal Bank of Canada’s Global Medium-Term Notes, Series F program.  All payments on the Trigger PLUS are subject to the credit risk of Royal Bank of Canada.

SUMMARY TERMS
Issuer:	Royal Bank of Canada

The basket is composed of twenty-one equity securities (including one American Depositary Receipt, or “ADR”) (each, a “basket component”) as set forth in the table below. Each basket component will have an equal component weighting of 4.76%.

	Basket component (Bloomberg symbol)	Initial Component Price*	Basket component (Bloomberg symbol)	Initial Component Price*
	Abbot Laboratories (ABT)	$	Eli Lilly and Company (LLY)	$
	Bank of America Corporation (BAC)	$	McDonald’s Corporation (MCD)	$
	Bristol-Myers Squibb Co. (BMY)	$	Altria Group, Inc. (MO)	$
	Consolidated Edison, Inc. (ED)	$	Merck & Co., Inc. (MRK)	$
	Emerson Electric Co. (EMR)	$	PepsiCo, Inc. (PEP)	$
Basket:	General Electric Company (GE)	$	Pfizer Inc. (PFE)	$
	General Mills, Inc. (GIS)	$	The Procter & Gamble Company (PG)	$
	Hewlett-Packard Company (HPQ)	$	Rockwell Automation, Inc. (ROK)	$
	Johnson & Johnson (JNJ)	$	The Southern Company (SO)	$
	Kimberly-Clark Corporation (KMB)	$	Unilever N.V. (UN) (ADR)	$
	The Coca-Cola Company (KO)	$

* The initial component price for each basket component will be determined on the pricing date, and will be the closing price of the relevant basket component on the pricing date.
For additional information relating to the basket components, please see the section below “About the Basket Components.”

Aggregate principal amount:	$
Stated principal amount:	$10 per Trigger PLUS
Issue price:	$10 per Trigger PLUS (see “Commissions and issue price” below)
Pricing date:	May , 2014 (expected to be May 30, 2014)
Original issue date:	June , 2014 (three business days after the pricing date)
Maturity date:	March , 2018
Payment at maturity:	If the basket percent change is positive:
$10 + upside payment
If the basket percent change remains is zero or is negative but the final basket level is greater than or equal to the trigger level: $10
If the basket percent change is negative and the final basket level is less than the trigger level:
$10 × basket performance factor
This amount will be less than $9.00 and could be zero. You will lose at least 10%, and may lose all, of the principal amount if the final basket level is less than the trigger level.
Upside payment:	$10 × (basket percent change x leverage factor)
Basket percent change:	(final basket level – initial basket level) / initial basket level, expressed as a percentage
Leverage factor:	145%
Basket performance factor:	final basket level / initial basket level, expressed as a percentage
Trigger Level:	90, which is 90% of the initial basket level
Initial basket level:	Set equal to 100 on the pricing date
Final basket level:	The closing level of the basket on the valuation date
Closing level:
On any scheduled trading day, the closing level of the basket will be calculated as follows:
100 × [1 + (sum of the basket component return multiplied by the respective component weighting for each basket component)]

Basket component return:	With respect to each basket component, (final component price – initial component price) / initial component price
Final component price:	The official closing price of the relevant basket component on the valuation date times the applicable adjustment factor on that date
Valuation date:	February , 2018, subject to adjustment for non-trading days and certain market disruption events
Adjustment factor:
With respect to each basket component, 1.0, subject to adjustment in the event of certain events affecting the basket components; see “Additional Terms of the Trigger PLUS - Adjustment factor” on page 10 of this document.

CUSIP:	78011Q410
ISIN:	US78011Q4102
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	RBC Capital Markets, LLC (“RBCCM”). See “Supplemental Information Regarding Plan of Distribution; Conflicts of Interest.”

Commissions and issue price:	Price to public(1)	Agent’s commissions(1)	Proceeds to issuer
Per Trigger PLUS	$10.00	$0.30	$9.70
Total	$	$	$
(1)
RBCCM, acting as agent for Royal Bank of Canada, will receive a fee of up to $0.30 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Wealth Management as a fixed sales commission of up to $0.30 for each Trigger PLUS that they sell.  See “Supplemental Information Regarding Plan of Distribution; Conflicts of Interest.”

The initial estimated value of the Trigger PLUS as of the date of this document is $9.1385 per $10.00 Trigger PLUS, which is less than the price to public.  The final pricing supplement relating to the Trigger PLUS will set forth our estimate of the initial value of the Trigger PLUS as of the pricing date, which will not be less than $8.9385 per $10.00 Trigger PLUS.  The market value of the Trigger PLUS at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.

Investment in the Trigger PLUS involve certain risks.  See “Risk Factors” beginning on page 6 of this document, and “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and page 1 of the prospectus.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.
Please also see “Additional Information about the Trigger PLUS” in this document.

Prospectus Supplement dated July 23, 2013
Prospectus dated July 23, 2013
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of the Trigger PLUS or passed upon the adequacy or accuracy of this document.  Any representation to the contrary is a criminal offense. The Trigger PLUS will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Investment Summary

Trigger PLUS

Principal at Risk Securities

The Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March    , 2018 (the “Trigger PLUS”) can be used:

▪	As an alternative to direct exposure to the basket that enhances returns for any positive performance of the basket.

▪	To achieve similar levels of upside exposure to the basket as compared to a direct investment, while using fewer dollars by taking advantage of the leverage factor.

▪	To avoid loss in the event of a decline of the basket as of the valuation date, but only if the final basket level is greater than or equal to the trigger level.

The Trigger PLUS are exposed on a 1:1 basis to the full negative performance of the basket if the basket percent change is negative and the final basket level is less than the trigger level.

Maturity:	Approximately three years and nine months

Trigger level:	90% of the initial basket level

Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.

Coupon:	None

All payments on the Trigger PLUS are subject to the credit risk of Royal Bank of Canada.

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Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

The Trigger PLUS offer leveraged exposure to the performance of the basket. In exchange for enhanced performance of any appreciation of the basket, investors are exposed to loss of all or a significant portion of the principal amount if the final basket level is less than the trigger level.  At maturity, if the basket percent change is positive, investors will receive the stated principal amount of their investment plus a return reflecting the leveraged upside performance of the basket.  If the basket percent change is zero or is negative, but the final basket level is greater than or equal to the trigger level, investors will receive the stated principal amount. However, if the basket percent change is negative and the final basket level is less than the trigger level, investors will lose 1% of the principal amount for every 1% decline in the basket performance factor.  Investors may lose their entire initial investment in the Trigger PLUS.

Trigger Feature	At maturity, even if the basket has declined over the term of the Trigger PLUS, you will receive the principal amount, but only if the final basket level is greater than or equal to the trigger level.
Upside Scenario if the Basket Appreciates	The basket percent change is positive and, at maturity, the Trigger PLUS will pay the stated principal amount of $10 plus a return reflecting 145% of the basket percent change.
Par Scenario
The basket percent change is zero or negative, but the final basket level is greater than or equal to the trigger level, which is 90% of the initial basket level.  In this case, you will receive the principal amount at maturity.

Downside Scenario
The final basket level is less than the trigger level (i.e., the percent change is less than -10%). At maturity, the Trigger PLUS will pay less than the stated principal amount by an amount that is proportionate to the percentage decrease in the basket performance factor. Under these circumstances, the payment at maturity will be less than $9.00 per Trigger PLUS and could be zero. For example, if the basket percent change is -70%, the Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $3 per Trigger PLUS, or 30% of the stated principal amount.  There is no minimum payment at maturity on the Trigger PLUS.

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Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Additional Information

You should read this document together with the prospectus dated July 23, 2013, as supplemented by the prospectus supplement dated July 23, 2013, relating to our Senior Global Medium-Term Notes, Series F, of which the Trigger PLUS are a part. This document, together with these documents, contains the terms of the Trigger PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.

You should rely only on the information provided or incorporated by reference in this document, the prospectus and the prospectus supplement.  We have not authorized anyone else to provide you with different information, and we take no responsibility for any other information that others may give you.  We and Morgan Stanley Wealth Management are offering to sell the Trigger PLUS and seeking offers to buy the Trigger PLUS only in jurisdictions where it is lawful to do so.  The information contained in this document and the accompanying prospectus supplement and prospectus is current only as of their respective dates.

If the information in this document differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this document.

You should carefully consider, among other things, the matters set forth in “Risk Factors” in this document and the accompanying prospectus supplement, as the Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated July 23, 2013: http://www.sec.gov/Archives/edgar/data/1000275/000121465913004043/f722130424b3.htm

•	Prospectus Supplement dated July 23, 2013: http://www.sec.gov/Archives/edgar/data/1000275/000121465913004045/j716130424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1000275.

Please see the section “Documents Incorporated by Reference” on page i of the above prospectus for a description of our filings with the SEC that are incorporated by reference therein.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

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Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

How the Trigger PLUS Work

Payoff Diagram
The payoff diagram below illustrates the payment at maturity on the Trigger PLUS for a range of hypothetical percentage changes in the level of the basket. The graph is based on the following terms:

Stated principal amount:	$10 per Trigger PLUS
Trigger level:	90% of the initial basket level
Minimum payment at maturity:	None. Investors may lose some or all of the principal amount.

Trigger PLUS Payoff Diagram

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Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Risk Factors

An investment in the Trigger PLUS is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus supplement and prospectus. Investors in the Trigger PLUS are also exposed to further risks related to the issuer of the Trigger PLUS, Royal Bank of Canada, which are described in Royal Bank of Canada’s annual report on Form 40-F for the year ended October 31, 2013, filed with the SEC and incorporated by reference herein. See the categories of risks, identified and disclosed in the management’s discussion and analysis of financial condition and results of operations included in the annual report on Form 40-F. This section (and the management’s discussion and analysis section of the annual report on Form 40-F) describes the most significant risks relating to the Trigger PLUS. You should carefully consider whether the Trigger PLUS are suited to your particular circumstances.

▪
Trigger PLUS do not pay interest or guarantee return of any principal.  The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity.  If the final basket level is less than the trigger level (which is 90% of the initial basket level), the payout at maturity will be an amount in cash that is at least 10% less than the $10 stated principal amount of each Trigger PLUS.  In this case, you will lose a portion of your principal amount equal to the percentage decrease in the level of the basket from the initial basket level to the final basket level. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

▪
The market price of the Trigger PLUS will be influenced by many unpredictable factors.  Many factors will influence the value of the Trigger PLUS in the secondary market and the price at which RBCCM may be willing to purchase or sell the Trigger PLUS in the secondary market, including:

▪	the trading price, volatility (frequency and magnitude of changes in prices) and dividend yield, if any, of each basket component;

▪	interest and yield rates;

▪	time remaining to maturity;

▪	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components, and the U.S. equities market generally;

▪	the occurrence of certain events affecting a basket component that may or may not require an adjustment to its adjustment factor; and

▪	any actual or anticipated changes in our credit ratings or credit spreads.

The prices of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “About the Basket Components” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you sell your Trigger PLUS prior to maturity.

▪
The Trigger PLUS are subject to the credit risk of Royal Bank of Canada, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS.  You are dependent on Royal Bank of Canada’s ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to the credit risk of Royal Bank of Canada.  If Royal Bank of Canada defaults on its obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of Royal Bank of Canada’s creditworthiness.  Any actual or anticipated decline in Royal Bank of Canada’s credit ratings or increase in the credit spreads charged by the market for taking Royal Bank of Canada credit risk is likely to adversely affect the market value of the Trigger PLUS.

▪
The amount payable on the Trigger PLUS is not linked to the level of the basket at any time other than the valuation date.  The final basket level will be based on the official closing prices of the basket components on the valuation date, subject to adjustment for non-trading days and certain market disruption events.  Even if the level of the basket appreciates, or decreases by no more than 10%, prior to the valuation date but then decreases by more than 10% as of the valuation date, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to that decrease.  Although the actual level of the basket on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than the final basket level, the payment at maturity will be based solely on the closing level of the basket on the valuation date.

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Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

▪
Changes in the prices of the basket components may offset each other. Movements in the prices of the basket components may not correlate with each other. At a time when the price of one or more of the basket components increases, the price of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the final basket level and the payment at maturity, increases in the price of one or more of the basket components may be moderated, or more than offset, by lesser increases or declines in the prices of the other basket components.

▪
The initial estimated value of the Trigger PLUS will be less than the price to the public.  The initial estimated value that is set forth on the cover page of this document, and that will be set forth in the final pricing supplement for the Trigger PLUS, does not represent a minimum price at which we, RBCCM or any of our affiliates would be willing to purchase the Trigger PLUS in any secondary market (if any exists) at any time.  If you attempt to sell the Trigger PLUS prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value.  This is due to, among other things, changes in the level of the basket, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of the agent’s commissions and the estimated costs relating to our hedging of the Trigger PLUS.  These factors, together with various credit, market and economic factors over the term of the Trigger PLUS, are expected to reduce the price at which you may be able to sell the Trigger PLUS in any secondary market and will affect the value of the Trigger PLUS in complex and unpredictable ways.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Trigger PLUS prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the agent’s commissions and the hedging costs relating to the Trigger PLUS.  In addition to bid-ask spreads, the value of the Trigger PLUS determined for any secondary market price is expected to be based on the secondary rate rather than the internal funding rate used to price the Trigger PLUS and determine the initial estimated value.  As a result, the secondary price will be less than if the internal funding rate was used.  The Trigger PLUS are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Trigger PLUS to maturity.

▪
Our initial estimated value of the Trigger PLUS is an estimate only, calculated as of the time the terms of the Trigger PLUS are set.  The initial estimated value of the Trigger PLUS is based on the value of our obligation to make the payments on the Trigger PLUS, together with the mid-market value of the derivative embedded in the terms of the Trigger PLUS.  See “Structuring the Trigger PLUS” below.  Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Trigger PLUS.  These assumptions are based on certain forecasts about future events, which may prove to be incorrect.  Other entities may value the Trigger PLUS or similar securities at a price that is significantly different than we do.

The value of the Trigger PLUS at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  As a result, the actual value you would receive if you sold the Trigger PLUS in any secondary market, if any, should be expected to differ materially from the initial estimated value of your Trigger PLUS.

▪
The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited.  The Trigger PLUS will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Trigger PLUS.  RBCCM may, but is not obligated to, make a market in the Trigger PLUS.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which RBCCM is willing to transact.  If, at any time, RBCCM were not to make a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS.  Accordingly, you should be willing to hold your Trigger PLUS to maturity.

▪
Investing in the Trigger PLUS is not equivalent to investing in the basket components.  Investing in the Trigger PLUS is not equivalent to investing in the basket components.  Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components. Accordingly, an investment in the Trigger PLUS may underperform an investment in the basket components.

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▪
No affiliation with the basket component issuers.  None of the issuers of the basket components (each, a “basket component issuer” and collectively, the “basket component issuers”) is an affiliate of ours, is involved with this offering in any way, or has any obligation to consider your interests in taking any corporate actions that might affect the value of the Trigger PLUS.  We have not made any due diligence inquiry with respect to any basket component issuer in connection with this offering.

▪
We or our affiliates may have adverse economic interests to the holders of the Trigger PLUS.  RBCCM and other affiliates of ours may trade the shares of one or more of the basket components and other financial instruments related to one or several of the basket components on a regular basis, for their accounts and for other accounts under their management. RBCCM and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to one or several of the basket components.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for those securities or financial instruments, our or their interests with respect to those products may be adverse to those of the holders of the Trigger PLUS. These trading activities may present a conflict between the holders’ interest in the Trigger PLUS and the interests we and our affiliates will have in the proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our customers and in accounts under our management. Any of these trading activities could potentially affect the performance of one or more of the basket components and, accordingly, could affect the value of the Trigger PLUS and the amounts, if any, payable on the Trigger PLUS.

We may hedge our obligations under the securities through certain affiliates, who would expect to make a profit on that hedge.  We or our affiliates may adjust these hedges by, among other things, purchasing or selling the applicable assets at any time, including around the time of the valuation date, which could have an impact on the return of your Trigger PLUS.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

▪
Hedging and trading activity by us and our subsidiaries could potentially adversely affect the value of the Trigger PLUS.  One or more of our subsidiaries expect to carry out hedging activities related to the Trigger PLUS (and possibly to other instruments linked to the basket components and options contracts on the basket components), including trading in those securities as well as in other related instruments.  Some of our subsidiaries also may conduct trading activities relating to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially affect the prices of the basket components on the pricing date and, therefore, could increase the price at which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the Trigger PLUS.  Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the level of the basket on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪
Our business activities may create conflicts of interest.  We and our affiliates may presently or from time to time engage in business with one or more of the basket component issuers.  This business may include extending loans to, or making equity investments in, such companies or providing advisory services to such companies, including merger and acquisition advisory services.  In the course of business, we and our affiliates may acquire non-public information relating to these companies, which we have no obligation to disclose to you, and, in addition, one or more of our affiliates may publish research reports about these companies. Neither we nor the agent have made any independent investigation regarding any matters whatsoever relating to the basket component issuers.  Moreover, we and our affiliates may have published, and in the future expect to publish, research reports with respect to the basket components.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Trigger PLUS.  Any of these activities by us or one or more of our affiliates may affect the value of the basket components and, therefore, the market value of the Trigger PLUS.

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▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Trigger PLUS.  Our wholly owned subsidiary, RBCCM, will serve as the calculation agent.  As calculation agent, RBCCM will determine the initial component price, the final component price, and the basket component return of each basket component, the initial basket level, the final basket level, the basket percent change and the basket performance factor, as applicable, and calculate the amount of cash, if any, you will receive at maturity.  Any of these determinations made by RBCCM, in its capacity as calculation agent, including with respect to whether and how to make any adjustment to an adjustment factor, the occurrence or non-occurrence of market disruption events and the calculation of the final component price in the event of a market disruption event of a basket component, may adversely affect the payout to you at maturity, if any.

▪
Historical prices of the basket components should not be taken as an indication of their future prices during the term of the Trigger PLUS. The trading prices of the basket components will determine the level of the basket at any given time. As a result, it is impossible to predict whether the level of the basket will rise or fall. Trading prices of the basket components will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of those securities.

▪
The antidilution adjustments that the calculation agent is required to make do not cover every event that could affect the basket components.  RBCCM, as calculation agent, may adjust the adjustment factor for one or more of the basket components for certain events affecting the basket components.  However, the calculation agent will not make an adjustment for every event that could affect the basket components.  If an event occurs that does not require the calculation agent to make an adjustment, the market price of the Trigger PLUS may be materially and adversely affected.

▪
Significant aspects of the tax treatment of the Trigger PLUS are uncertain.  The tax treatment of an investment in the Trigger PLUS is uncertain.  We do not plan to request a ruling from the Internal Revenue Service or from the Canada Revenue Agency regarding the tax treatment of an investment in the Trigger PLUS, and the Internal Revenue Service, the Canada Revenue Agency or a court may not agree with the tax treatment described in this document.

The Internal Revenue Service has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the Trigger PLUS even though that holder will not receive any payments with respect to the Trigger PLUS until maturity and whether all or part of the gain a holder may recognize upon sale, exchange or maturity of an instrument such as the Trigger PLUS could be treated as ordinary income.  The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the sections entitled “Supplemental Discussion of Canadian Federal Income Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this document, the section entitled “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement.  You should consult your tax advisor about your own tax situation.

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Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Additional Terms of the Trigger PLUS
Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Adjustment factor:
For each basket component, 1.0, subject to adjustment as described below.  No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

Closing price of a basket component:
The closing price for one share of a basket component (or one unit of any other security for which a closing price must be determined) on any trading day means:

•     if the applicable basket component (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal U.S. securities exchange registered under the Exchange Act on which the applicable basket component (or any such other security) is listed or admitted to trading, or

•     if the applicable basket component (or any such other security) is not listed or admitted to trading on any national securities exchange but are included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the applicable basket component (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price, as applicable, is not available under the preceding sentence, then the closing price for one share of the applicable basket component (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market or the OTC Bulletin Board on such day.

If the last reported sale price for the applicable basket component (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the firm bid prices for the applicable basket component (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of the Issuer or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board” will include any successor service thereto.

Postponement of the valuation date:
If, for any basket component (an “affected basket component”), (i) a market disruption event occurs on the valuation date or (ii) that day is determined by the calculation agent not to be a trading day by reason of an extraordinary event, occurrence, declaration, or otherwise, the calculation agent will determine the official closing price of the basket component for the valuation date, and as a result, the final basket value, as follows:

•     The official closing price of each basket component that is not an affected basket component will be its official closing value on the valuation date.

•     The official closing price of each basket component that is an affected basket component for the valuation date will be deemed to be the official closing price of the basket component on the immediately succeeding trading day during which no market disruption event shall have occurred or is continuing to occur; provided that the final basket level will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the fifth scheduled trading day after the scheduled valuation date, regardless of the occurrence of a market disruption event on that day.

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Market disruption events:
With respect to each basket component, a market disruption event, as determined by the calculation agent in its sole discretion, means the occurrence or existence of any of the following events:

•     a suspension, absence or material limitation of trading in the applicable basket component on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•     a suspension, absence or material limitation of trading in option or futures contracts relating to the applicable basket component, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•     the applicable basket component does not trade on the New York Stock Exchange (“NYSE”), the NASDAQ Global Market or what was the primary market for the applicable basket component, as determined by the calculation agent in its sole discretion; or

•     any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates or hedge counterparties to unwind all or a material portion of a hedge with respect to the Trigger PLUS that such party or its respective hedge counterparties have effected or may effect as described below under “Use of Proceeds and Hedging.”

The following events will not be market disruption events:

•     a limitation on the hours or number of days of trading in the applicable basket component on its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•     a decision to permanently discontinue trading in the option or futures contracts relating to the applicable basket component.

For this purpose, a “suspension, absence or material limitation of trading” in the primary securities market on which option or futures contracts relating to the applicable basket component, if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in option or futures contracts relating to the applicable basket component, if available, in the primary market for those contracts, by reason of any of:

•     a price change exceeding limits set by that market;

•     an imbalance of orders relating to those contracts; or

•     a disparity in bid and asked quotes relating to those contacts;

will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the applicable basket component in the primary market for those contracts.

Antidilution adjustments:
With respect to each basket component:

1. If the basket component is subject to a stock split or reverse stock split, then once the split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in the stock split or reverse stock split with respect to one share of the basket component.

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2. If the basket component is subject (i) to a stock dividend (issuance of additional shares of the basket component) that is given ratably to all holders of the basket component or (ii) to a distribution of shares of the basket component as a result of the triggering of any provision of the corporate charter of the basket component issuer, then once the dividend has become effective and the basket component is trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the prior adjustment factor plus the product of (i) the number of shares issued with respect to one share of the basket component and (ii) the prior adjustment factor.

3. If the basket component issuer issues rights or warrants to all holders of the basket component to subscribe for or purchase the basket component at an exercise price per share less than the closing price of the basket component on both (i) the date the exercise price of the rights or warrants is determined and (ii) the expiration date of the rights or warrants, and if the expiration date of the rights or warrants precedes the maturity date of the securities, then the adjustment factor will be adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which shall be the number of shares of basket component outstanding immediately prior to the issuance of the rights or warrants plus the number of additional shares of the basket component offered for subscription or purchase under the rights or warrants and the denominator of which shall be the number of shares of the basket component outstanding immediately prior to the issuance of the rights or warrants plus the number of additional shares of the basket component which the aggregate offering price of the total number of shares of the basket component so offered for subscription or purchase under the rights or warrants would purchase at the closing price on the expiration date of the rights or warrants, which will be determined by multiplying the total number of shares offered by the exercise price of the rights or warrants and dividing the product so obtained by the closing price.

4. There will be no adjustments to the adjustment factor to reflect cash dividends or other distributions paid with respect to the basket component other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and “Extraordinary Dividends” as described below. A cash dividend or other distribution with respect to the basket component will be deemed to be an “Extraordinary Dividend” if that cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for the basket component by an amount equal to at least 10% of the closing price of the basket component (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the basket component on the primary U.S. organized securities exchange or trading system on which the basket component is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of the Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to the basket component, the adjustment factor with respect to the basket component will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the closing price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the basket component will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the basket component or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the basket component described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend will cause an adjustment to the adjustment factor only under clause (i), (iv) or (v) of paragraph 5, as applicable.

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5. If (i) there occurs any reclassification or change of the basket component, including, without limitation, as a result of the issuance of any tracking stock by the basket component issuer, (ii) the basket component issuer or any surviving entity or subsequent surviving entity of the basket component issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the basket component issuer or any successor corporation with another corporation occurs (other than under clause (ii) above), (iv) the basket component issuer is liquidated, (v) the basket component issuer issues to all of its shareholders equity securities of an issuer other than the basket component issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the basket component (any event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

If exchange property consists of more than one type of property and we elect to deliver exchange property, rather than its cash value, we will deliver at maturity to DTC, as holder of the securities, a pro rata share of each such type of exchange property.  We expect that the exchange property will be distributed to investors in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  If exchange property includes a cash component, investors will not receive any interest accrued on the cash component.  In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in the tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this document with respect to the securities to “the basket component” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the applicable basket component shall be deemed to refer to the applicable unit or units of the exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final determination date.

No adjustments to the adjustment factor or method of calculating the applicable adjustment factor will be required other than those specified above.  The adjustments specified above do not cover all events that could affect the determination closing price or the final component price of a basket component, including, without limitation, a partial tender or exchange offer for the basket component.

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The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in this section, and its determinations and calculations will be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made under paragraph 5 above upon written request by any investor in the securities.

Additional Provisions Relating to ADRs:
For purposes of any adjustments relating to ADRs, the calculation agent will consider the effect of any of the relevant events on the holders of the basket component.  For example, if a holder of the basket component receives an extraordinary dividend, the provisions described in the preceding section would apply to the basket component. On the other hand, if a spin-off occurs, and the basket component represents both the spun-off security as well as the existing basket component, the calculation agent may determine not to effect the anti-dilution adjustments set forth above.  More particularly, the calculation agent may not make an adjustment (1) if holders of the basket component are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth in this section or (2) to the extent that the calculation agent determines that the underlying company or the depositary for the ADRs has adjusted the number of common shares of the underlying company represented by each share of basket component so that the market price of the basket component would not be affected by the corporate event in question.

If the underlying company or the depository for the ADRs, in the absence of any of the events described above, elects to adjust the number of common shares of the underlying company represented by each share of the basket component, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depository for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the Trigger PLUS as the calculation agent determines appropriate to account for that event.

Delisting of ADRs or Termination of ADR Facility:
If an ADR serving as a basket component is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the issuer of the underlying common shares and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “Change Date”), the underlying ADR stock will be deemed to be the applicable basket component. The initial component price will be adjusted by dividing the prior applicable price by, the number of shares of the underlying ADR stock represented by a single ADR. On and after the Change Date, for all purposes, including the determination of the closing price of that basket component, the closing price of the underlying ADR stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described below.

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On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the underlying ADR stock relative to the U.S. dollar as published by Thompson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the applicable date in the aggregate amount of the applicable foreign currency. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

Business day:
A business day means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

Trading day:
A trading day means a day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Default interest:
In the event we fail to make a payment on the maturity date, any overdue payment in respect of such payment on the Trigger PLUS will bear interest until the date upon which all sums due are received by or on behalf of the relevant holder, at a rate per annum which is the rate for deposits in U.S. dollars for a period of six months which appears on the Reuters Screen LIBOR page as of 11:00 a.m. (London time) on the first business day following such failure to pay.  Such rate shall be determined by the calculation agent.  If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of a 360-day year consisting of the actual number of days in the period.

Events of default and acceleration:
If the maturity of the Trigger PLUS is accelerated upon an event of default under the Indenture, the amount payable upon acceleration will be determined by the calculation agent. Such amount will be calculated as if the date of declaration of acceleration were the valuation date.

Minimum ticketing size:	$1,000 / 100 Trigger PLUS

Additional amounts
We will pay any amounts to be paid by us on the Trigger PLUS without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the Trigger PLUS, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

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However, no Additional Amounts will be payable with respect to a payment made to a holder of a Trigger PLUS or of a right to receive payments in respect thereto (a “Payment Recipient”), which we refer to as an “Excluded Holder,” in respect of any taxes imposed because the beneficial owner or Payment Recipient:

(i)          is someone with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)         is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the Trigger PLUS, the holding of Trigger PLUS or the receipt of payments thereunder;

(iii)        is, or does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Royal Bank of Canada (generally a person will be a “specified shareholder” for this purpose if that person, either alone or together with persons with whom the person does not deal at arm’s length, owns 25% or more of (a) our voting shares, or (b) the fair market value of all of our issued and outstanding shares);

(iv)        presents such security for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a security for payment on the last day of such 30 day period); for this purpose, the “relevant date” in relation to any payments on any security means:

a.   the due date for payment thereof, or

b.   if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the Trigger PLUS in accordance with the Indenture;

(v)         could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or requiring that any agent comply with, any statutory requirements necessary to establish qualification for an exemption from withholding or by making, or requiring that any agent make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or

(vi)        is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the Trigger PLUS at maturity.

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We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee.  We will indemnify and hold harmless each holder of the Trigger PLUS (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Trigger PLUS, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

For additional information, see the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

Form of the Trigger PLUS:	Book-entry

Trustee:	The Bank of New York Mellon

Calculation agent:
RBCCM.  The calculation agent will make all determinations regarding the Trigger PLUS.  Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.  You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the calculation agent.

Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776).

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About the Basket Components

Each basket component is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the SEC by the applicable basket component issuer under the Securities Exchange Act can be located through the website at www.sec.gov.  In addition, information regarding each basket component issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  Neither the issuer nor the agent makes any representation that those publicly available documents or any other publicly available information regarding the basket component issuers is accurate or complete.

The following graph illustrates the hypothetical daily historical performance of the basket from May 16, 2009 through May 16, 2014 based on information from the Bloomberg Professional® service, if the level of the basket was set equal to 100 on May 16, 2009.  The hypothetical historical performance reflects the performance the basket would have exhibited based on (i) the actual historical performance of the basket components and (ii) the assumption that no adjustment to the official closing price occurred from May 16, 2009 through May 16, 2014 for any basket component.  Neither the hypothetical historical performance of the basket nor the actual historical performance of the basket components should be taken as an indication of future performance.

The table in each section below sets forth the published high and low closing prices of each basket component for each quarter from January 1, 2009 through May 16, 2014. The graphs below set forth the daily closing values of the basket component from January 1, 2009 through May 16, 2014. We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical performance of each basket component should not be taken as an indication of its future performance, and no assurance can be given as to the price of any basket component at any time, including on the valuation date.

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Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Abbott Laboratories Overview

Abbott Laboratories discovers, develops, manufactures, and sells health care products and services. The company's products include pharmaceuticals, nutritional, diagnostics, and vascular products. Abbott markets its products worldwide through affiliates and distributors. The common shares of Abbott Laboratories are traded on the NYSE under the symbol “ABT.” Information provided to or filed with the SEC by Abbott Laboratories under the Exchange Act can be located by reference to the SEC file number 001-02189 through the SEC’s website at www.sec.gov. In addition, information regarding Abbott Laboratories may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	ABT	52 Week High (on 3/4/2014):	$40.12
Current Stock Price:	$39.06	52 Week Low (on 9/3/2013):	$32.93
52 Weeks Ago:	$36.83

Common Shares of Abbott Laboratories (CUSIP 002824100)	High ($)	Low ($)
2009
First Quarter	27.39	21.28
Second Quarter	22.98	19.87
Third Quarter	23.67	20.88
Fourth Quarter	26.10	23.29
2010
First Quarter	26.91	25.12
Second Quarter	25.39	21.94
Third Quarter	25.12	22.23
Fourth Quarter	25.68	22.24
2011
First Quarter	23.48	21.61
Second Quarter	25.84	23.62
Third Quarter	25.62	22.44
Fourth Quarter	26.95	24.00
2012
First Quarter	29.34	25.91
Second Quarter	30.85	28.47
Third Quarter	33.43	30.59
Fourth Quarter	34.51	30.09
2013
First Quarter	35.32	32.05
Second Quarter	38.56	34.88
Third Quarter	36.88	32.93
Fourth Quarter	38.71	33.01
2014
First Quarter	40.12	35.85
Second Quarter (through May 16, 2014)	39.93	37.02

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Common Shares of Abbott Laboratories – Daily Closing Prices January 1, 2009 to May 16, 2014

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Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Bank of America Corporation Overview

Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services. The company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary. The common stock of Bank of America Corporation is traded on the NYSE under the symbol “BAC.” Information provided to or filed with the SEC by Bank of America Corporation under the Exchange Act can be located by reference to the SEC file number 001-06523 through the SEC’s website at www.sec.gov. In addition, information regarding Bank of America Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	BAC	52 Week High (on 3/20/2014):	$17.92
Current Stock Price:	$14.51	52 Week Low (on 6/24/2013):	$12.30
52 Weeks Ago:	$13.36

Common Stock of Bank of America Corporation (CUSIP 060505104)	High ($)	Low ($)
2009
First Quarter	14.33	3.14
Second Quarter	14.17	7.05
Third Quarter	17.98	11.84
Fourth Quarter	18.59	14.58
2010
First Quarter	18.04	14.45
Second Quarter	19.48	14.37
Third Quarter	15.67	12.32
Fourth Quarter	13.56	10.95
2011
First Quarter	15.25	13.33
Second Quarter	13.72	10.50
Third Quarter	11.09	6.06
Fourth Quarter	7.35	4.99
2012
First Quarter	9.93	5.80
Second Quarter	9.68	6.83
Third Quarter	9.55	7.04
Fourth Quarter	11.60	8.93
2013
First Quarter	12.78	11.03
Second Quarter	13.83	11.44
Third Quarter	14.95	12.83
Fourth Quarter	15.88	13.69
2014
First Quarter	17.92	16.10
Second Quarter (through May 16, 2014)	17.34	14.51

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Common Stock of Bank of America Corporation – Daily Closing Prices January 1, 2009 to May 16, 2014

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Bristol-Myers Squibb Company Overview

Bristol-Myers Squibb Company is a global biopharmaceutical company. The company develops, licenses, manufactures, markets, and sells pharmaceutical and nutritional products. Bristol-Myers Squibb products and experimental therapies address cancer, heart disease, HIV/AIDS, diabetes, rheumatoid arthritis, hepatitis, organ transplant rejection, and psychiatric disorders. The common stock of Bristol-Myers Squibb Company is traded on the NYSE under the symbol “BMY.” Information provided to or filed with the SEC by Bristol-Myers Squibb Company under the Exchange Act can be located by reference to the SEC file number 001-01136 through the SEC’s website at www.sec.gov. In addition, information regarding Bristol-Myers Squibb Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	BMY	52 Week High (on 3/5/2014):	$56.61
Current Stock Price:	$48.78	52 Week Low (on 8/21/2013):	$41.32
52 Weeks Ago:	$42.77

Common Stock of Bristol-Myers Squibb Company (CUSIP 110122108)	High ($)	Low ($)
2009
First Quarter	23.88	17.51
Second Quarter	21.97	19.15
Third Quarter	22.95	19.37
Fourth Quarter	25.96	21.77
2010
First Quarter	27.00	23.89
Second Quarter	26.95	22.44
Third Quarter	27.93	24.65
Fourth Quarter	27.51	25.24
2011
First Quarter	27.29	24.97
Second Quarter	29.33	26.46
Third Quarter	31.49	26.38
Fourth Quarter	35.29	30.15
2012
First Quarter	35.01	31.85
Second Quarter	35.95	32.47
Third Quarter	36.15	31.57
Fourth Quarter	34.38	30.81
2013
First Quarter	41.19	32.71
Second Quarter	47.68	39.68
Third Quarter	47.53	41.32
Fourth Quarter	53.84	46.41
2014
First Quarter	56.61	48.54
Second Quarter (through May 16, 2014)	52.19	47.96

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of Bristol-Myers Squibb Company – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Consolidated Edison, Inc. Overview

Consolidated Edison, Inc., through its subsidiaries, provides a variety of energy related products and services. The company supplies electric service in New York, parts of New Jersey, and Pennsylvania, as well as supplies electricity to wholesale customers. The common shares of Consolidated Edison, Inc. are traded on the NYSE under the symbol “ED.” Information provided to or filed with the SEC by Consolidated Edison, Inc. under the Exchange Act can be located by reference to the SEC file number 001-14514 through the SEC’s website at www.sec.gov. In addition, information regarding Consolidated Edison, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	ED	52 Week High (on 5/20/2013):	$60.90
Current Stock Price:	$55.18	52 Week Low (on 3/21/2014):	$52.46
52 Weeks Ago:	$60.16

Common Shares of Consolidated Edison, Inc. (CUSIP 209115104)	High ($)	Low ($)
2009
First Quarter	41.39	32.70
Second Quarter	39.39	34.50
Third Quarter	41.48	36.63
Fourth Quarter	46.13	40.35
2010
First Quarter	46.41	42.22
Second Quarter	45.73	41.66
Third Quarter	48.79	42.90
Fourth Quarter	51.00	48.02
2011
First Quarter	50.72	48.85
Second Quarter	54.24	49.97
Third Quarter	58.10	50.41
Fourth Quarter	62.59	55.15
2012
First Quarter	60.65	57.13
Second Quarter	63.48	57.14
Third Quarter	64.94	59.10
Fourth Quarter	60.73	54.10
2013
First Quarter	61.03	55.28
Second Quarter	63.66	55.78
Third Quarter	60.59	54.63
Fourth Quarter	58.82	54.33
2014
First Quarter	56.11	52.46
Second Quarter (through May 16, 2014)	58.26	53.11

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Shares of Consolidated Edison, Inc. – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Emerson Electric Co. Overview

Emerson Electric Co. designs and manufactures electronic and electrical equipment, software, systems and services for industrial, commercial and consumer markets worldwide through its network power, process management, industrial automation, climate technologies and tools & storage divisions. The common stock of Emerson Electric Co. is traded on the NYSE under the symbol “EMR.” Information provided to or filed with the SEC by Emerson Electric Co. under the Exchange Act can be located by reference to the SEC file number 001-00278 through the SEC’s website at www.sec.gov. In addition, information regarding Emerson Electric Co. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	EMR	52 Week High (on 12/30/2013):	$70.26
Current Stock Price:	$66.55	52 Week Low (on 6/24/2013):	$54.00
52 Weeks Ago:	$58.03

Common Stock of Emerson Electric Co. (CUSIP 291011104)	High ($)	Low ($)
2009
First Quarter	39.10	24.87
Second Quarter	37.35	29.53
Third Quarter	41.24	30.63
Fourth Quarter	43.37	37.75
2010
First Quarter	50.81	41.54
Second Quarter	53.62	43.29
Third Quarter	53.46	43.40
Fourth Quarter	58.68	52.76
2011
First Quarter	61.85	56.35
Second Quarter	60.81	51.21
Third Quarter	58.15	41.31
Fourth Quarter	52.25	40.69
2012
First Quarter	53.37	47.15
Second Quarter	52.67	44.09
Third Quarter	52.31	44.03
Fourth Quarter	53.25	47.32
2013
First Quarter	58.56	54.21
Second Quarter	59.36	53.32
Third Quarter	66.50	55.19
Fourth Quarter	70.26	62.98
2014
First Quarter	69.95	62.56
Second Quarter (through May 16, 2014)	69.50	65.37

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of Emerson Electric Co. – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

General Electric Company Overview

General Electric Company is a globally diversified technology and financial services company. The company's products and services include aircraft engines, power generation, water processing, and household appliances to medical imaging, business and consumer financing and industrial products. The common stock of General Electric Company is traded on the NYSE under the symbol “GE.”  Information provided to or filed with the SEC by General Electric Company under the Exchange Act can be located by reference to the SEC file number 001-00035 through the SEC’s website at www.sec.gov. In addition, information regarding General Electric Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	GE	52 Week High (on 12/31/2013):	$28.03
Current Stock Price:	$26.67	52 Week Low (on 7/2/2013):	$22.90
52 Weeks Ago:	$23.27

Common Stock of General Electric Company (CUSIP 369604103)	High ($)	Low ($)
2009
First Quarter	17.07	6.66
Second Quarter	14.53	10.17
Third Quarter	17.01	10.71
Fourth Quarter	16.84	14.19
2010
First Quarter	18.45	15.45
Second Quarter	19.50	14.42
Third Quarter	16.66	13.88
Fourth Quarter	18.32	15.76
2011
First Quarter	21.52	18.28
Second Quarter	20.65	17.97
Third Quarter	19.30	15.01
Fourth Quarter	18.23	14.69
2012
First Quarter	20.21	18.36
Second Quarter	20.84	18.15
Third Quarter	22.73	19.44
Fourth Quarter	23.12	20.01
2013
First Quarter	23.77	20.90
Second Quarter	24.33	21.35
Third Quarter	24.86	22.90
Fourth Quarter	28.03	23.57
2014
First Quarter	27.50	24.35
Second Quarter (through May 16, 2014)	26.92	25.43

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of General Electric Company – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

General Mills, Inc. Overview

General Mills, Inc. manufactures and markets branded and packaged consumer foods worldwide. The company also supplies branded and unbranded food products to the foodservice and commercial baking industries. The common stock of General Mills, Inc. is traded on the NYSE under the symbol “GIS.” Information provided to or filed with the SEC by General Mills, Inc. under the Exchange Act can be located by reference to the SEC file number 001-01185 through the SEC’s website at www.sec.gov. In addition, information regarding General Mills, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	GIS	52 Week High (on 5/9/2014):	$54.40
Current Stock Price:	$53.81	52 Week Low (on 2/3/2014):	$46.86
52 Weeks Ago:	$50.47

Common Stock of General Mills, Inc. (CUSIP 370334104)	High ($)	Low ($)
2009
First Quarter	30.40	23.61
Second Quarter	28.01	24.37
Third Quarter	32.26	28.71
Fourth Quarter	35.97	31.75
2010
First Quarter	36.82	34.29
Second Quarter	38.93	34.74
Third Quarter	37.24	33.57
Fourth Quarter	37.54	34.99
2011
First Quarter	37.45	34.60
Second Quarter	39.95	35.99
Third Quarter	39.50	34.95
Fourth Quarter	40.66	37.94
2012
First Quarter	41.05	38.04
Second Quarter	39.69	37.55
Third Quarter	40.44	37.91
Fourth Quarter	41.77	39.19
2013
First Quarter	49.31	40.62
Second Quarter	50.93	47.08
Third Quarter	52.73	47.92
Fourth Quarter	51.53	47.41
2014
First Quarter	51.82	46.86
Second Quarter (through May 16, 2014)	54.40	51.00

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of General Mills, Inc. – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Hewlett-Packard Company Overview

Hewlett-Packard Company provides imaging and printing systems, computing systems, and information technology services for business and home. The company's products include laser and inkjet printers, scanners, copiers and faxes, personal computers, workstations, storage solutions, and other computing and printing systems. The common stock of Hewlett-Packard Company is traded on the NYSE under the symbol “HPQ.” Information provided to or filed with the SEC by Hewlett-Packard Company under the Exchange Act can be located by reference to the SEC file number 001-04423 through the SEC’s website at www.sec.gov. In addition, information regarding Hewlett-Packard Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	HPQ	52 Week High (on 4/2/2014):	$33.61
Current Stock Price:	$32.52	52 Week Low (on 10/8/2013):	$20.75
52 Weeks Ago:	$21.36

Common Stock of Hewlett-Packard Company (CUSIP 428236103)	High ($)	Low ($)
2009
First Quarter	39.31	25.53
Second Quarter	38.98	32.88
Third Quarter	47.88	36.84
Fourth Quarter	52.93	45.28
2010
First Quarter	53.50	47.03
Second Quarter	54.52	43.28
Third Quarter	47.57	38.00
Fourth Quarter	44.25	40.64
2011
First Quarter	48.99	40.13
Second Quarter	41.57	34.26
Third Quarter	37.47	22.32
Fourth Quarter	28.41	22.20
2012
First Quarter	29.89	23.03
Second Quarter	25.25	19.35
Third Quarter	20.36	16.71
Fourth Quarter	17.21	11.71
2013
First Quarter	23.84	15.02
Second Quarter	25.44	19.56
Third Quarter	27.30	20.98
Fourth Quarter	28.31	20.75
2014
First Quarter	32.56	27.45
Second Quarter (through May 16, 2014)	33.61	31.58

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of Hewlett-Packard Company – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Johnson & Johnson Overview

Johnson & Johnson manufactures health care products and provides related services for the consumer, pharmaceutical, and medical devices and diagnostics markets. The company sells products such as skin and hair care products, acetaminophen products, pharmaceuticals, diagnostic equipment, and surgical equipment in countries located around the world. The common stock of Johnson & Johnson is traded on the NYSE under the symbol “JNJ.” Information provided to or filed with the SEC by Johnson & Johnson under the Exchange Act can be located by reference to the SEC file number 001-03215 through the SEC’s website at www.sec.gov. In addition, information regarding Johnson & Johnson may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	JNJ	52 Week High (on 4/28/2014):	$101.34
Current Stock Price:	$100.58	52 Week Low (on 6/20/2013):	$82.62
52 Weeks Ago:	$87.45

Common Stock of Johnson & Johnson (CUSIP 478160104)	High ($)	Low ($)
2009
First Quarter	60.65	46.60
Second Quarter	56.96	50.65
Third Quarter	61.79	55.98
Fourth Quarter	64.96	58.93
2010
First Quarter	65.36	62.37
Second Quarter	66.03	58.00
Third Quarter	62.43	57.02
Fourth Quarter	64.76	61.55
2011
First Quarter	63.35	57.66
Second Quarter	67.29	59.46
Third Quarter	67.92	60.20
Fourth Quarter	66.02	61.27
2012
First Quarter	65.96	64.30
Second Quarter	67.56	61.78
Third Quarter	69.53	67.21
Fourth Quarter	72.52	67.97
2013
First Quarter	81.53	70.74
Second Quarter	88.59	81.11
Third Quarter	94.39	86.17
Fourth Quarter	95.63	85.61
2014
First Quarter	98.23	86.62
Second Quarter (through May 16, 2014)	101.34	96.54

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of Johnson & Johnson – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Kimberly-Clark Corporation Overview

Kimberly-Clark Corporation is a global health and hygiene company that manufactures and provides consumer products. The company's products include diapers, tissues, paper towels, incontinence care products, surgical gowns, and disposable face masks. The common stock of Kimberly-Clark Corporation is traded on the NYSE under the symbol “KMB.” Information provided to or filed with the SEC by Kimberly-Clark Corporation under the Exchange Act can be located by reference to the SEC file number 001-00225 through the SEC’s website at www.sec.gov. In addition, information regarding Kimberly-Clark Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	KMB	52 Week High (on 4/17/2014):	$112.54
Current Stock Price:	$111.06	52 Week Low (on 9/5/2013):	$92.27
52 Weeks Ago:	$103.75

Common Stock of Kimberly-Clark Corporation (CUSIP 494368103)	High ($)	Low ($)
2009
First Quarter	53.65	43.41
Second Quarter	53.89	47.32
Third Quarter	60.46	51.95
Fourth Quarter	66.82	58.21
2010
First Quarter	64.32	58.86
Second Quarter	63.13	60.18
Third Quarter	66.91	60.19
Fourth Quarter	66.86	61.29
2011
First Quarter	65.90	62.63
Second Quarter	68.43	64.24
Third Quarter	71.23	62.57
Fourth Quarter	74.00	68.52
2012
First Quarter	74.16	71.13
Second Quarter	83.77	73.53
Third Quarter	87.93	82.34
Fourth Quarter	87.68	82.60
2013
First Quarter	97.98	84.03
Second Quarter	106.10	94.66
Third Quarter	100.19	92.27
Fourth Quarter	109.71	93.19
2014
First Quarter	111.05	103.28
Second Quarter (through May 16, 2014)	112.54	108.40

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of Kimberly-Clark Corporation – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

The Coca-Cola Company Overview

The Coca-Cola Company manufactures, markets, and distributes soft drink concentrates and syrups. The company also distributes and markets juice and juice-drink products. Coca-Cola distributes its products to retailers and wholesalers in the United States and internationally. The common stock of The Coca-Cola Company is traded on the NYSE under the symbol “KO.” Information provided to or filed with the SEC by The Coca-Cola Company under the Exchange Act can be located by reference to the SEC file number 001-02217 through the SEC’s website at www.sec.gov. In addition, information regarding The Coca-Cola Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	KO	52 Week High (on 5/16/2013):	$43.09
Current Stock Price:	$40.89	52 Week Low (on 10/7/2013):	$37.05
52 Weeks Ago:	$43.09

Common Stock of The Coca-Cola Company (CUSIP 191216100)	High ($)	Low ($)
2009
First Quarter	22.95	18.93
Second Quarter	24.88	21.12
Third Quarter	26.88	24.06
Fourth Quarter	29.56	26.56
2010
First Quarter	28.57	26.33
Second Quarter	27.66	25.04
Third Quarter	29.55	25.02
Fourth Quarter	32.89	29.44
2011
First Quarter	33.18	30.80
Second Quarter	34.23	32.47
Third Quarter	35.62	31.98
Fourth Quarter	35.08	32.37
2012
First Quarter	37.01	33.50
Second Quarter	39.10	35.97
Third Quarter	40.56	37.14
Fourth Quarter	38.58	35.97
2013
First Quarter	40.69	36.84
Second Quarter	43.09	39.13
Third Quarter	41.09	37.88
Fourth Quarter	41.31	37.05
2014
First Quarter	40.66	37.10
Second Quarter (through May 16, 2014)	41.11	38.07

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of The Coca-Cola Company – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Eli Lilly and Company Overview

Eli Lilly and Company discovers, develops, manufactures, and sells pharmaceutical products for humans and animals. The company's products are sold in countries around the world. Eli Lilly's products include neuroscience products, endocrine products, anti-infectives, cardiovascular agents, oncology products, and animal health products. The common stock of Eli Lilly and Company is traded on the NYSE under the symbol “LLY.” Information provided to or filed with the SEC by Eli Lilly and Company under the Exchange Act can be located by reference to the SEC file number 001-06351 through the SEC’s website at www.sec.gov. In addition, information regarding Eli Lilly and Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	LLY	52 Week High (on 4/21/2014):	$60.86
Current Stock Price:	$58.34	52 Week Low (on 10/7/2013):	$47.65
52 Weeks Ago:	$55.94

Common Stock of Eli Lilly and Company (CUSIP 532457108)	High ($)	Low ($)
2009
First Quarter	40.57	27.47
Second Quarter	35.95	31.88
Third Quarter	35.15	32.40
Fourth Quarter	37.51	32.47
2010
First Quarter	37.41	33.95
Second Quarter	36.92	32.25
Third Quarter	37.77	33.12
Fourth Quarter	38.06	33.66
2011
First Quarter	35.84	33.63
Second Quarter	39.15	34.99
Third Quarter	39.32	34.49
Fourth Quarter	41.75	35.58
2012
First Quarter	41.80	38.49
Second Quarter	42.91	39.18
Third Quarter	47.64	41.98
Fourth Quarter	53.81	45.91
2013
First Quarter	56.79	49.51
Second Quarter	58.33	49.06
Third Quarter	54.96	49.92
Fourth Quarter	51.34	47.65
2014
First Quarter	59.85	50.73
Second Quarter (through May 16, 2014)	60.86	58.21

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of Eli Lilly and Company – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

McDonald’s Corporation Overview

McDonald's Corporation franchises and operates fast-food restaurants in the global restaurant industry. The company's restaurants serve a variety of value-priced menu products in countries around the world. The common stock of McDonald’s Corporation is traded on the NYSE under the symbol “MCD.” Information provided to or filed with the SEC by McDonald’s Corporation under the Exchange Act can be located by reference to the SEC file number 001-05231 through the SEC’s website at www.sec.gov. In addition, information regarding McDonald’s Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	MCD	52 Week High (on 5/13/2014):	$103.53
Current Stock Price:	$103.14	52 Week Low (on 2/3/2014):	$93.02
52 Weeks Ago:	$101.12

Common Stock of McDonald’s Corporation (CUSIP 580135101)	High ($)	Low ($)
2009
First Quarter	63.75	50.86
Second Quarter	60.99	52.40
Third Quarter	58.82	54.23
Fourth Quarter	64.53	56.61
2010
First Quarter	67.35	61.45
Second Quarter	71.52	65.87
Third Quarter	76.08	66.11
Fourth Quarter	80.34	74.92
2011
First Quarter	76.73	72.67
Second Quarter	84.57	75.99
Third Quarter	90.79	82.11
Fourth Quarter	100.81	85.83
2012
First Quarter	101.74	95.55
Second Quarter	99.40	86.32
Third Quarter	93.71	87.15
Fourth Quarter	94.09	84.05
2013
First Quarter	99.69	89.90
Second Quarter	103.59	96.42
Third Quarter	101.58	94.36
Fourth Quarter	98.92	93.27
2014
First Quarter	98.78	93.02
Second Quarter (through May 16, 2014)	103.53	97.01

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of McDonald’s Corporation – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Altria Group, Inc. Overview

Altria Group, Inc. is a holding company. The company, through subsidiaries, manufactures and sells cigarettes and other tobacco products, including cigars and pipe tobacco. Altria holds an interest in a brewery company. The common stock of Altria Group, Inc. is traded on the NYSE under the symbol “MO.” Information provided to or filed with the SEC by Altria Group, Inc. under the Exchange Act can be located by reference to the SEC file number 001-08940 through the SEC’s website at www.sec.gov. In addition, information regarding Altria Group, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	MO	52 Week High (on 5/16/2014):	$40.69
Current Stock Price:	$40.69	52 Week Low (on 8/21/2013):	$33.46
52 Weeks Ago:	$37.18

Common Stock of Altria Group, Inc. (CUSIP 02209S103)	High ($)	Low ($)
2009
First Quarter	17.27	14.62
Second Quarter	17.39	16.11
Third Quarter	18.59	16.30
Fourth Quarter	20.37	17.47
2010
First Quarter	20.82	19.37
Second Quarter	21.70	19.57
Third Quarter	24.25	20.24
Fourth Quarter	26.15	23.78
2011
First Quarter	26.11	23.51
Second Quarter	28.06	25.94
Third Quarter	27.19	24.36
Fourth Quarter	30.31	26.50
2012
First Quarter	30.87	28.14
Second Quarter	34.55	30.95
Third Quarter	36.16	32.94
Fourth Quarter	34.05	30.49
2013
First Quarter	35.32	31.90
Second Quarter	37.46	34.30
Third Quarter	37.23	33.46
Fourth Quarter	38.57	34.45
2014
First Quarter	37.90	34.00
Second Quarter (through May 16, 2014)	40.69	37.39

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of Altria Group, Inc. – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Merck & Co., Inc. Overview

Merck & Co., Inc.  is a global health care company that delivers health solutions through its prescription medicines, vaccines, biologic therapies, animal health, and consumer care products, which it markets directly and through its joint ventures. The company has operations in pharmaceutical, animal health, and consumer care. The common stock of Merck & Co., Inc. is traded on the NYSE under the symbol “MRK.” Information provided to or filed with the SEC by Merck & Co., Inc. under the Exchange Act can be located by reference to the SEC file number 001-06571 through the SEC’s website at www.sec.gov. In addition, information regarding Merck & Co., Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	MRK	52 Week High (on 5/1/2014):	$59.62
Current Stock Price:	$55.87	52 Week Low (on 10/31/2013):	$45.09
52 Weeks Ago:	$46.37

Common Stock of Merck & Co., Inc. (CUSIP 589331107)	High ($)	Low ($)
2009
First Quarter	31.00	20.99
Second Quarter	27.96	22.97
Third Quarter	32.95	26.45
Fourth Quarter	38.00	30.67
2010
First Quarter	41.03	36.20
Second Quarter	37.71	31.82
Third Quarter	37.34	34.22
Fourth Quarter	37.42	34.10
2011
First Quarter	37.35	31.08
Second Quarter	37.58	33.07
Third Quarter	36.31	29.81
Fourth Quarter	37.90	31.35
2012
First Quarter	39.26	37.31
Second Quarter	41.75	37.18
Third Quarter	45.23	41.21
Fourth Quarter	47.96	40.64
2013
First Quarter	45.04	40.85
Second Quarter	49.44	44.35
Third Quarter	48.58	46.32
Fourth Quarter	50.18	45.09
2014
First Quarter	57.47	49.49
Second Quarter (through May 16, 2014)	59.62	54.83

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of Merck & Co., Inc. – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

PepsiCo, Inc. Overview

PepsiCo, Inc. operates worldwide beverage, snack and food businesses. The company manufactures or uses contract manufacturers, markets and sells a variety of grain-based snacks, carbonated and non-carbonated beverages and foods in countries throughout the world. The common stock of PepsiCo, Inc. is traded on the NYSE under the symbol “PEP.” Information provided to or filed with the SEC by PepsiCo, Inc. under the Exchange Act can be located by reference to the SEC file number 001-01183 through the SEC’s website at www.sec.gov. In addition, information regarding PepsiCo, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	PEP	52 Week High (on 5/13/2014):	$87.23
Current Stock Price:	$86.54	52 Week Low (on 2/19/2014):	$77.10
52 Weeks Ago:	$83.74

Common Stock of PepsiCo, Inc. (CUSIP 713448108)	High ($)	Low ($)
2009
First Quarter	55.97	45.81
Second Quarter	55.37	47.89
Third Quarter	59.86	54.68
Fourth Quarter	64.23	58.46
2010
First Quarter	66.86	58.96
Second Quarter	66.94	60.77
Third Quarter	66.89	61.52
Fourth Quarter	68.11	63.89
2011
First Quarter	66.91	62.31
Second Quarter	71.78	65.09
Third Quarter	70.52	59.99
Fourth Quarter	66.57	60.29
2012
First Quarter	66.76	62.28
Second Quarter	70.66	64.85
Third Quarter	73.58	68.79
Fourth Quarter	71.19	68.02
2013
First Quarter	79.11	69.33
Second Quarter	84.25	78.59
Third Quarter	86.80	79.06
Fourth Quarter	86.68	78.93
2014
First Quarter	83.50	77.10
Second Quarter (through May 16, 2014)	87.23	82.59

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of PepsiCo, Inc. – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Pfizer Inc. Overview

Pfizer Inc. is a research-based, global pharmaceutical company that discovers, develops, manufactures, and markets medicines for humans and animals. The company's products include prescription pharmaceuticals, non-prescription self-medications, and animal health products such as anti-infective medicines and vaccines. The common stock of Pfizer Inc. is traded on the NYSE under the symbol “PFE.” Information provided to or filed with the SEC by Pfizer Inc. under the Exchange Act can be located by reference to the SEC file number 001-03619 through the SEC’s website at www.sec.gov. In addition, information regarding Pfizer Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	PFE	52 Week High (on 3/5/2014):	$32.75
Current Stock Price:	$29.12	52 Week Low (on 5/31/2013):	$27.23
52 Weeks Ago:	$29.25

Common Stock of Pfizer Inc. (CUSIP 717081103)	High ($)	Low ($)
2009
First Quarter	18.27	11.66
Second Quarter	15.34	13.04
Third Quarter	16.86	14.20
Fourth Quarter	18.85	16.15
2010
First Quarter	20.00	16.91
Second Quarter	17.29	14.26
Third Quarter	17.41	14.14
Fourth Quarter	17.79	16.29
2011
First Quarter	20.38	17.68
Second Quarter	21.45	19.79
Third Quarter	20.78	16.66
Fourth Quarter	21.83	17.33
2012
First Quarter	22.66	20.95
Second Quarter	23.08	21.60
Third Quarter	24.96	22.34
Fourth Quarter	26.04	23.66
2013
First Quarter	28.86	25.85
Second Quarter	31.08	27.23
Third Quarter	29.67	27.65
Fourth Quarter	32.20	28.24
2014
First Quarter	32.75	29.66
Second Quarter (through May 16, 2014)	32.40	29.02

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of Pfizer Inc. – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

The Procter & Gamble Company Overview

The Procter & Gamble Company manufactures and markets consumer products in countries throughout the world. The company provides products in the laundry and cleaning, paper, beauty care, food and beverage, and health care segments. Procter & Gamble's products are sold primarily through mass merchandisers, grocery stores, membership club stores, drug stores, and neighborhood stores. The common stock of The Procter & Gamble Company is traded on the NYSE under the symbol “PG.” Information provided to or filed with the SEC by The Procter & Gamble Company under the Exchange Act can be located by reference to the SEC file number 001-00434 through the SEC’s website at www.sec.gov. In addition, information regarding The Procter & Gamble Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	PG	52 Week High (on 11/25/2013):	$85.41
Current Stock Price:	$80.33	52 Week Low (on 6/20/2013):	$75.25
52 Weeks Ago:	$80.20

Common Stock of The Procter & Gamble Company (CUSIP 742718109)	High ($)	Low ($)
2009
First Quarter	62.80	44.18
Second Quarter	54.02	47.25
Third Quarter	58.16	51.11
Fourth Quarter	63.19	56.62
2010
First Quarter	64.53	59.84
Second Quarter	63.94	59.79
Third Quarter	63.08	59.34
Fourth Quarter	65.24	59.96
2011
First Quarter	66.70	59.73
Second Quarter	67.46	61.67
Third Quarter	64.95	58.51
Fourth Quarter	66.97	61.00
2012
First Quarter	67.90	62.77
Second Quarter	67.56	59.27
Third Quarter	69.76	61.19
Fourth Quarter	70.76	66.32
2013
First Quarter	77.58	68.51
Second Quarter	82.54	75.25
Third Quarter	82.17	75.59
Fourth Quarter	85.41	75.65
2014
First Quarter	81.42	75.70
Second Quarter (through May 16, 2014)	82.94	79.77

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of The Procter & Gamble Company – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Rockwell Automation, Inc. Overview

Rockwell Automation, Inc. is a global provider of industrial automation power, control, and information solutions.  The company's products include low voltage and medium voltage electro-mechanical and electronic motor starters, motor and circuit protection devices, AC/DC variable frequency drives, contactors, push buttons, signaling devices, termination and protection devices, and relays. The common stock of Rockwell Automation, Inc. is traded on the NYSE under the symbol “ROK.” Information provided to or filed with the SEC by Rockwell Automation, Inc. under the Exchange Act can be located by reference to the SEC file number 001-12383 through the SEC’s website at www.sec.gov. In addition, information regarding Rockwell Automation, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	ROK	52 Week High (on 4/21/2014):	$127.75
Current Stock Price:	$120.19	52 Week Low (on 6/24/2013):	$81.81
52 Weeks Ago:	$89.42

Common Stock of Rockwell Automation, Inc. (CUSIP 773903109)	High ($)	Low ($)
2009
First Quarter	34.55	17.73
Second Quarter	35.13	22.15
Third Quarter	44.51	30.22
Fourth Quarter	48.15	40.28
2010
First Quarter	56.78	46.02
Second Quarter	62.83	49.09
Third Quarter	62.44	49.08
Fourth Quarter	72.45	60.87
2011
First Quarter	94.65	72.17
Second Quarter	97.84	77.08
Third Quarter	89.33	51.54
Fourth Quarter	77.48	54.55
2012
First Quarter	84.55	72.38
Second Quarter	80.18	63.06
Third Quarter	73.72	61.52
Fourth Quarter	84.42	68.73
2013
First Quarter	91.45	84.85
Second Quarter	90.95	81.81
Third Quarter	109.13	84.79
Fourth Quarter	118.16	104.39
2014
First Quarter	124.72	109.91
Second Quarter (through May 16, 2014)	127.75	115.63

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of Rockwell Automation, Inc. – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

The Southern Company Overview

The Southern Company is a public utility holding company. The company, through its subsidiaries, generates, wholesales, and retails electricity in the southeastern United States. The company also offers wireless telecommunications services, and provides businesses with two-way radio, telephone, paging, and Internet access services as well as wholesales fiber optic solutions. The common stock of The Southern Company is traded on the NYSE under the symbol “SO.” Information provided to or filed with the SEC by The Southern Company under the Exchange Act can be located by reference to the SEC file number 001-03164 through the SEC’s website at www.sec.gov. In addition, information regarding The Southern Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	SO	52 Week High (on 4/28/2014):	$46.68
Current Stock Price:	$43.51	52 Week Low (on 12/13/2013):	$40.12
52 Weeks Ago:	$46.30

Common Stock of The Southern Company (CUSIP 842587107)	High ($)	Low ($)
2009
First Quarter	37.47	26.81
Second Quarter	31.90	27.36
Third Quarter	32.63	30.70
Fourth Quarter	34.22	30.99
2010
First Quarter	33.65	31.13
Second Quarter	35.26	32.13
Third Quarter	37.52	33.37
Fourth Quarter	38.47	37.14
2011
First Quarter	38.51	36.80
Second Quarter	40.82	37.48
Third Quarter	42.87	38.03
Fourth Quarter	46.59	41.33
2012
First Quarter	45.56	43.96
Second Quarter	48.29	44.36
Third Quarter	48.42	44.93
Fourth Quarter	46.84	42.03
2013
First Quarter	46.92	42.91
Second Quarter	48.65	42.48
Third Quarter	45.62	40.75
Fourth Quarter	42.46	40.12
2014
First Quarter	43.94	40.40
Second Quarter (through May 16, 2014)	46.68	43.26

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Common Stock of The Southern Company – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Unilever N.V. Overview

Unilever N.V. manufactures branded and packaged consumer goods, including food, detergents, fragrances, home and personal care products. The ADRs of Unilever N.V. are traded on the NYSE under the symbol “UN.”  Information provided to or filed with the SEC by Unilever N.V. under the Exchange Act can be located by reference to the SEC file number 001-04547 through the SEC’s website at www.sec.gov. In addition, information regarding Unilever N.V. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on May 16, 2014:

Bloomberg Ticker Symbol:	UN	52 Week High (on 5/16/2014):	$43.97
Current Stock Price:	$43.97	52 Week Low (on 2/5/2014):	$36.72
52 Weeks Ago:	$42.09

ADRs of Unilever N.V. (CUSIP 904784709)	High ($)	Low ($)
2009
First Quarter	25.16	17.04
Second Quarter	25.19	18.70
Third Quarter	28.86	23.93
Fourth Quarter	32.80	28.36
2010
First Quarter	32.93	28.98
Second Quarter	31.29	26.12
Third Quarter	31.03	26.56
Fourth Quarter	31.89	28.38
2011
First Quarter	31.72	29.07
Second Quarter	33.50	31.35
Third Quarter	34.24	30.39
Fourth Quarter	35.06	30.82
2012
First Quarter	34.92	32.09
Second Quarter	35.00	30.79
Third Quarter	36.35	32.11
Fourth Quarter	38.75	35.58
2013
First Quarter	41.19	37.95
Second Quarter	42.78	37.94
Third Quarter	41.58	37.28
Fourth Quarter	40.28	37.27
2014
First Quarter	41.12	36.72
Second Quarter (through May 16, 2014)	43.97	40.57

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

ADRs of Unilever N.V. – Daily Closing Prices January 1, 2009 to May 16, 2014

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Canadian Federal Income Tax Consequences

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following, together with the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement, is a general description of the material U.S. tax considerations relating to the Trigger PLUS. It does not purport to be a complete analysis of all tax considerations relating to the Trigger PLUS. Prospective purchasers of the Trigger PLUS should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the Trigger PLUS and receiving payments under the Trigger PLUS. This summary is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Considerations

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to U.S. holders (as defined in the accompanying prospectus).  Except as otherwise noted under “Non-U.S. Holders” and “Foreign Account Tax Compliance Act” below, it applies only to those U.S. holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus and who purchase the Trigger PLUS upon original issuance and who will hold the Trigger PLUS as capital assets for U.S. federal income tax purposes.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE TRIGGER SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES.  AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE TRIGGER SECURITIES ARE UNCERTAIN.  BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE TRIGGER SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether any of the entities whose stock is included in the underlying basket would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code, or a “U.S. real property holding corporation” within the meaning of Section 897 of the Code.  If any of the entities whose stock is included in the underlying basket were so treated, certain adverse U.S. federal income tax consequences could possibly apply to U.S. and non-U.S. holders, respectively.  You should refer to any available information filed with the SEC and other authorities by the entities whose stock is included in the underlying basket and consult your tax advisor regarding the possible consequences to you in this regard.

In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat a Trigger PLUS as a pre-paid cash-settled derivative contract in respect of the underlying basket for U.S. federal income tax purposes, and the terms of the Trigger PLUS require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the Trigger PLUS for all tax purposes in accordance with such characterization.  If the Trigger PLUS are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange or maturity of the Trigger PLUS in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the Trigger PLUS.  In general, a U.S. holder’s tax basis in the Trigger PLUS will be equal to the price the holder paid for the Trigger PLUS.  Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less.  The deductibility of capital losses is subject to limitations.

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Alternative Treatments.  Alternative tax treatments of the Trigger PLUS are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  For example, it would also be possible to treat the Trigger PLUS, and the Internal Revenue Service might assert that a Trigger PLUS should be treated, as a single debt instrument.  Since the Trigger PLUS have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments. If the Trigger PLUS are so treated, a holder would generally be required to accrue interest income over the term of the Trigger PLUS based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to the Trigger PLUS.   In addition, any gain a holder might recognize upon the sale, exchange or maturity of the Trigger PLUS would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the Trigger PLUS, and thereafter, would be capital loss.

Because of the absence of authority regarding the appropriate tax characterization of the Trigger PLUS, it is also possible that the Internal Revenue Service could seek to characterize the Trigger PLUS in a manner that results in tax consequences that are different from those described above.  For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the sale, exchange or maturity of the Trigger PLUS should be treated as ordinary gain or loss.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the Trigger PLUS.  According to the notice, the Internal Revenue Service and the U.S. Treasury Department are actively considering whether the holder of an instrument such as the Trigger PLUS should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the Trigger PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the U.S. Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the constructive ownership rules of Section 1260 of the Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  We intend to treat the Trigger PLUS for U.S. federal income tax purposes in accordance with the treatment described in this document unless and until such time as the U.S. Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Backup Withholding and Information Reporting.  Please see the discussion under “Tax Consequences — United States Taxation — Information Reporting and Backup Withholding” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the Trigger PLUS.

Non-U.S. Holders.  The following discussion applies to non-U.S. holders of the Trigger PLUS. A non-U.S. holder is a beneficial owner of a Trigger PLUS that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

Except as discussed otherwise below, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the Trigger PLUS, provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale, exchange or maturity of the Trigger PLUS.  In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a U.S. trade or business, subject to certain adjustments.  Payments made to a non-U.S. holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.

A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder.  Under proposed Treasury Department regulations, certain payments (including deemed payments) that are contingent upon or determined by reference to actual or estimated U.S. source dividends, with respect to certain equity-linked instruments, whether explicitly stated or implicitly taken into account in computing one or more of the terms of such instruments, including the securities, may be treated as dividend equivalents.  If enacted in their current form, the regulations will impose a withholding tax on payments or deemed payments made on the Trigger PLUS on or after January 1, 2016 that are treated as dividend equivalents.  However, the U.S. Treasury Department and Internal Revenue Service have announced that they intend to limit this withholding to equity-linked instruments issued on or after the date that is 90 days after the date of publication in the U.S. Federal Register of final regulations addressing dividend equivalent withholding. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

As discussed above, alternative characterizations of the Trigger PLUS for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the Trigger PLUS to become subject to withholding tax, we will withhold tax at the applicable statutory rate.  The Internal Revenue Service has also indicated that it is considering whether income in respect of instruments such as the Trigger PLUS should be subject to withholding tax.  Prospective investors should consult their own tax advisors in this regard.

Foreign Account Tax Compliance Act.  The Foreign Account Tax Compliance Act (“FATCA”) will impose a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA.  In addition, the Trigger PLUS may constitute a “financial account” for these purposes and thus, be subject to information reporting requirements under FATCA.  FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.  Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

These withholding and reporting requirements will generally apply to U.S. source periodic payments made after June 30, 2014 and to payments of gross proceeds from a sale or redemption made after December 31, 2016. If we determine withholding is appropriate with respect to the Trigger PLUS, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.  Depending on your circumstances, these amounts withheld may be creditable or refundable to you.  However, the withholding tax will not be imposed on payments pursuant to obligations outstanding as of July 1, 2014.  Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.  Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Trigger PLUS.

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Use of Proceeds and Hedging

The net proceeds from the sale of the Trigger PLUS will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of Royal Bank of Canada associated with its obligation to make the payment at maturity on the Trigger PLUS. The initial public offering price of the Trigger PLUS includes the underwriting discount and commission and the estimated cost of hedging our obligations under the Trigger PLUS.

Supplemental Information Regarding Plan of Distribution; Conflicts of Interest

Pursuant to the terms of a distribution agreement, RBCCM, an affiliate of Royal Bank of Canada, will purchase the Trigger PLUS from Royal Bank of Canada for distribution to Morgan Stanley Wealth Management.  RBCCM will act as agent for the Trigger PLUS and will receive a fee of up to $0.30 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Wealth Management as a fixed sales commission of up to $0.30 for each of the Trigger PLUS they sell.

Morgan Stanley Wealth Management may reclaim selling concessions allowed to its individual brokers in connection with the offering if, within 30 days of the offering, Royal Bank of Canada repurchases the Trigger PLUS distributed by such brokers.

We expect that delivery of the Trigger PLUS will be made against payment for the Trigger PLUS on or about June   , 2014, which is the third business day following the pricing date (this settlement cycle being referred to as “T+3”).

In addition, RBCCM or another of its affiliates or agents may use this document in market-making transactions after the initial sale of the Trigger PLUS, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

The value of the Trigger PLUS shown on your account statement may be based on RBCCM’s estimate of the value of the Trigger PLUS if RBCCM or another of our affiliates were to make a market in the Trigger PLUS (which it is not obligated to do).  That estimate will be based on the price that RBCCM may pay for the Trigger PLUS in light of then prevailing market conditions, our creditworthiness and transaction costs. For an initial period of approximately twenty-three months, the value of the Trigger PLUS that may be shown on your account statement is expected to be higher than RBCCM’s estimated value of the Trigger PLUS at that time.  This is because the estimated value of the Trigger PLUS will not include the agent’s commission and our hedging costs and profits; however, the value of the Trigger PLUS shown on your account statement during that period is initially expected to be a higher amount, reflecting the addition of the agent’s commission and our estimated costs and profits from hedging the Trigger PLUS.  This excess is expected to decrease over time until the end of this period, and we reserve the right to shorten this period. After this period, if RBCCM repurchases your Trigger PLUS, it expects to do so at prices that reflect its estimated value.

For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the accompanying prospectus.

Structuring the Trigger PLUS

The Trigger PLUS are our debt securities, the return on which is linked to the performance of the basket.  As is the case for all of our debt securities, including our structured notes, the economic terms of the Trigger PLUS reflect our actual or perceived creditworthiness at the time of pricing.  In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity.  Using this relatively lower implied borrowing rate, rather than the secondary market rate, along with the fees and expenses associated with structured notes, typically reduces the initial estimated value of the securities at the time their terms are set.  Unlike the estimated value included in this document, any value of the Trigger PLUS determined for purposes of a secondary market transaction may be based on a different funding rate, which may result in a lower value for the securities than if our initial internal funding rate were used.

In order to satisfy our payment obligations under the Trigger PLUS, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the issue date with RBCCM or one of our other subsidiaries.  The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of each basket component, and the tenor of the securities.  The economic terms of the Trigger PLUS and their initial estimated value depend in part on the terms of these hedging arrangements.

The lower implied borrowing rate, the underwriting commission and the hedging-related costs relating to the Trigger PLUS reduce the economic terms of the Trigger PLUS to you and result in the initial estimated value for the Trigger PLUS on the pricing date being less than their public offering price.  See “Risk Factors—The initial estimated value of the Trigger PLUS will be less than the price to the public” above.

May 2014

Trigger PLUS Based on the Performance of a Basket of 21 Common Equity Securities due March , 2018 Trigger Performance Leveraged Upside SecuritiesSM

Employee Retirement Income Security Act

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the Trigger PLUS.

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Each fiduciary of an ERISA Plan should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the covered bonds. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Internal Revenue Code, such as individual retirement accounts, including entities whose underlying assets include the assets of such plans (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction.  Governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing Trigger PLUS should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction.”

Royal Bank of Canada and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, Royal Bank of Canada (or its affiliate) providing services to such plans.  Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if Trigger PLUS are acquired by or with the assets of a Plan, and with respect to which Royal Bank of Canada or any of its affiliates is a “party in interest” or a “disqualified person,” unless those Trigger PLUS are acquired under an exemption for transactions effected on behalf of that Plan by a “qualified professional asset manager” or an “in-house asset manager,” for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption.  Section 408(b)(17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than “adequate consideration” in connection with the transaction.  The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and any such plan, by purchasing and holding the Trigger PLUS, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the Trigger PLUS will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank of Canada nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the Trigger PLUS, or any exercise related thereto or as a result of any exercise by Royal Bank of Canada or any of its affiliates of any rights in connection with the Trigger PLUS, and no advice provided by Royal Bank of Canada or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the Trigger PLUS and the transactions contemplated with respect to the Trigger PLUS.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the Trigger PLUS, you should consult your legal counsel.

May 2014